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                                  PRICING AGREEMENT

                                                           January 18, 1994


          Lehman Brothers Inc.
          Citicorp Securities, Inc.
          Goldman, Sachs & Co.
          Morgan Stanley & Co. Incorporated
          Salomon Brothers Inc


          Dear Sirs:

                    The Black & Decker Corporation, a Maryland corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement
          - Basic Provisions dated as of March 24, 1993 (the "Underwriting Agreement") to issue and sell to the Underwriters named in
          Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Except as otherwise set forth in this Pricing Agreement, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Capitalized terms not otherwise defined herein or in the Underwriting Agreement shall have the respective meanings set forth in the Indenture. The address referred to in Section 13 of the Underwriting Agreement is set forth in Schedule II hereto.

                    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

                    On the basis of the representations, warranties, covenants and agreements of the Corporation contained herein and in the Underwriting Agreement, but subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                    This Pricing Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
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                    If the foregoing is in accordance with your
          understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Corporation on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters.

                                        Very truly yours

                               THE BLACK & DECKER CORPORATION


                               By:  /s/ Charles E. Fenton
                                    Name: Charles E. Fenton
                                    Title: Vice President and General Counsel


          Accepted as of the date hereof:

          LEHMAN BROTHERS INC.
          CITICORP SECURITIES, INC.
          GOLDMAN SACHS & CO.
          MORGAN STANLEY & CO. INCORPORATED
          SALOMON BROTHERS INC

          LEHMAN BROTHERS INC.


          By:  /s/ Herbert McDade
               Name: Herbert McDade
               Title: Managing Director

          For itself and the other several
          Underwriters named in Schedule I
          hereto
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          <PAGE 3>
                           SCHEDULE I TO PRICING AGREEMENT


                                                        Principal Amount
                                                         of Designated
                                                         Securities to
                 Underwriters                             be Purchased

          Lehman Brothers Inc.... . . . . . . . . . .       $50,000,000
          Citicorp Securities, Inc. . . . . . . . . .        50,000,000
          Goldman, Sachs & Co. . . . . . . .  . . . .        50,000,000
          Morgan Stanley & Co. Incorporated   . . . .        50,000,000
          Salomon Brothers Inc . .  . . . . . . . . .        50,000,000


                    Total . . . . . . . . . . . . . .       $250,000,000
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          <PAGE 4>

                           SCHEDULE II TO PRICING AGREEMENT



          Title of Designated              7% Notes due February 1, 2006.
          Securities:

          Aggregate Principal              $250,000,000.
          Amount:

          Denominations:                   $1,000 and integral multiples
                                           thereof.

          Initial Offering Price to        99.717% of the principal amount
          Public:                          of the Designated Securities,
                                           plus accrued interest, if any,
                                           from January 25, 1994.

          Purchase Price by                99.042% of the principal amount
          Underwriters:                    of the Designated Securities,
                                           plus accrued interest, if any,
                                           from January 25, 1994.

          Maturity:                        February 1, 2006.

          Interest Rate:                   7%

          Interest Payment Dates:          February 1 and August 1.

          Regular Record Dates:            January 15 and July 15.

          Redemption Provisions:           No redemption provisions.

          Sinking Fund Provisions:         No sinking fund provisions.

          Floating Rate Provisions:        No floating rate provisions.

          Form of Designated               Registered.
          Securities:
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          Name and Address                 Lehman Brothers Inc.
          of Underwriters:                 Citicorp Securities, Inc.
                                           Goldman, Sachs & Co.
                                           Morgan Stanley & Co.
                                           Incorporated
                                           Salomon Brothers Inc


                                           c/o Lehman Brothers Inc.
                                           World Financial Center
                                           200 Vesey Street
                                           New York, New York  10285

          Form of Payment for              Same-day funds.  Payment shall
          Designated Securities:           be made by wire transfer to an
                                           account designated by the
                                           Corporation.

          Time of Delivery:                10:00 A.M., January 25, 1994.

          Closing Location:                Simpson Thacher & Bartlett,
                                           New York, New York.

          Listing Requirement:             None.

          Partial Reimbursement of         None.
          Underwriters' Expenses:


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